UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (IRS Employer Identification No.)

100 E. Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2026 (the “Effective Date”), NHC/OP, L.P., a Delaware limited partnership (“Buyer”) and a wholly-owned subsidiary of National HealthCare Corporation (“NHC”), entered into a Purchase and Sale Agreement (the “Agreement”) with National Health Corporation, a Tennessee corporation (“Seller”), to purchase from Seller the land, buildings, and other specified assets of Seller’s portfolio of five skilled nursing facilities, four of which are located in Tennessee and the other is located in South Carolina (the “Facilities,” and, collectively with the other assets to be purchased and sold, the “Portfolio Assets”). The Facilities are currently managed by subsidiaries of NHC (together, “Managers”) under management agreements with Seller (collectively, the “Management Agreements”). The purchase and sale of the Portfolio Assets and other transactions contemplated by the Agreement are referred to herein as the “Transaction.” The purchase price for the Portfolio Assets is $50.5 million, subject to adjustment to incorporate the net book value of certain of Seller’s assets and liabilities related solely to the Facilities and which are being purchased by Buyer, and an offset for unpaid management fees owed by Seller to Managers, in each case as set forth in the Agreement (the “Purchase Price”), and is payable at the closing of the Transaction. The closing of the Transaction is subject to Buyer obtaining financing for the Purchase Price that is acceptable to Buyer, if Buyer determines it will seek financing.

The Agreement provides for an inspection period for Buyer, which expires on the earlier of June 16, 2026 or the closing date of the Transaction (the “Inspection Period”), during which Buyer has the right to terminate the Agreement for any reason in its sole discretion. In the event that the closing of the Transaction has not occurred on or before the date that is nine months following June 1, 2026, either party shall have the right to terminate the Agreement. The Agreement provides that Buyer will make a deposit of $750,000 toward the Purchase Price (the “Deposit”) within three business days after the Effective Date. The Deposit is refundable to Buyer if Buyer elects to terminate the Agreement during the Inspection Period and will become non-refundable to Buyer after the expiration of the Inspection Period, except as otherwise provided in the Agreement.

The Agreement also provides for the establishment of an escrow fund at the closing of the Transaction, with $2.0 million of the Purchase Price deposited with a third-party escrow agent (the “Escrow Fund”). The Escrow Fund will be available for a period of 12 months following the closing to compensate Buyer for indemnification claims arising under or pursuant to the terms of the Agreement as set forth therein. Any portion of the Escrow Fund remaining after the 12-month period will be distributed to Seller.

The Transaction is expected to close in the second quarter of 2026, subject to various closing conditions as set forth in the Agreement, including, but not limited to, receipt of government authorizations for the transfer of operating licenses for the Facilities. Notwithstanding the foregoing, the Agreement provides that Buyer may elect (and Seller shall not unreasonably refuse) to consummate the Transaction prior to receipt of such government authorizations and the parties will enter into an appropriate interim management/lease arrangement. There can be no assurances that the closing conditions will be satisfied or that the Transaction will be consummated on the terms or timeline described herein or at all, or that NHC and/or its affiliates will realize the expected benefits of the transaction in part or at all.

As discussed above, Seller and Managers are party to the Management Agreements. At the closing of the Transaction, the Management Agreements will be terminated. Additional information regarding the Management Agreements and unpaid management fees due from Seller is set forth in Notes 3 and 17 to the consolidated financial statements included in NHC’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026 (the “Annual Report”).

Seller, which is wholly owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (the “ESOP”), was formed in 1986 and serves as NHC’s administrative services affiliate and contractor. All of the personnel conducting NHC’s business, including NHC’s executive management team, are employees of Seller and may have ownership interests in Seller only through their participation as employees in the ESOP. Seller is a stockholder of NHC and, as previously reported, as of March 13, 2026, owned 1,030,887 shares of NHC’s common stock, or approximately 6.6% of the outstanding shares of NHC’s common stock. An executive officer of NHC serves on Seller’s board of directors as set forth in NHC’s proxy statement for the 2026 annual meeting of stockholders of NHC, filed with the SEC on April 2, 2026 (the “Proxy Statement”), and a director of NHC serves as a trustee of the ESOP. Additional information about the relationships between Seller and NHC is set forth in Note 17 to the consolidated financial statements included in the Annual Report and in the Proxy Statement.

The audit committee of the board of directors of NHC formed a special subcommittee of non-interested directors to review, evaluate, and approve the Transaction. The special subcommittee unanimously approved the Transaction.

The foregoing summary of the terms of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of the Agreement and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses and should be read in conjunction with the disclosures in NHC’s periodic reports and other filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Purchase and Sale Agreement by and between National Health Corporation and NHC/OP, L.P., effective as of May 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. NHC agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact are “forward-looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding the intentions, plans, and expectations of NHC and its affiliates concerning the Agreement, the Transaction, including its timing, consummation, and potential benefits, the Management Agreements, the Portfolio Assets, and any other statements that are not statements of historical fact, including, without limitation, those statements containing words such as “expect,” “plan,” “intend,” “believe,” “anticipate,” “continue,” “may,” “will,” or the negative version of these words and similar expressions, are forward-looking statements. NHC cautions investors that forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties and are not guarantees of future performance. Actual results, performance, or achievements could differ materially from those expressed or implied by any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the ability to complete the Transaction within the expected timeframe, or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and the loss of the Deposit; Buyer’s right to terminate the Agreement (a) for any or no reason during the Inspection Period, (b) if Buyer does not obtain financing acceptable to Buyer for the Purchase Price, if Buyer determines it will seek financing, (c) if the government approvals required for the transfer of operating licenses for the Facilities are denied, and (d) in certain other circumstances as provided in the Agreement; each party’s right to terminate the Agreement if the Transaction has not been consummated within the timeframe specified in the Agreement; the terms available to Buyer for financing to utilize in paying the Purchase Price; delays or denials with respect to government approvals required for the transfer of operating licenses for the Facilities; the future actions of Seller, which NHC does not control; conditions to the closing of the Transaction may not be satisfied; the Transaction may involve unexpected costs, liabilities, or delays; liabilities and other claims asserted against Buyer, NHC, or their affiliates and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including NHC’s compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties, for whom NHC or its affiliates have guaranteed debt, to refinance certain short-term debt obligations; and other risks and uncertainties described in NHC’s reports and other filings with the SEC, including the Annual Report. NHC cautions investors not to place undue reliance on forward-looking statements, which are qualified in their entirety by this cautionary statement. NHC expressly disclaims any obligation to update its forward-looking statements, which speak only as of the date of this report, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 15, 2026

NATIONAL HEALTHCARE CORPORATION

By:	/s/Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	President and Chief Executive Officer